UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 8, 2007
                (Date of Report: Date of earliest event reported)


                                   OCIS Corp.
             (Exact name of registrant as specified in its charter)


                   Nevada 333-91436 26-0014658 (State or other
           jurisdiction(Commission File Number) (IRS Employer ID No.)
                                of incorporation)


              2081 South Lakeline Drive, Salt Lake City, Utah 84109
                     (Address of principal executive office)

       Registrant's telephone number, including area code: (801) 467-4566
                                                           --------------

                                       NA
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).



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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01          Entry into a Material Definitive Agreement.

Effective as of May 8, 2007, OCIS Corp., a Nevada corporation, ("OCIS") and Ecology Coatings, Inc., a California corporation ("Ecology") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, OCIS will acquire Ecology in a statutory merger (the "Merger") with Ecology becoming a wholly-owned subsidiary of OCIS, and OCIS issuing to the shareholders of Ecology up to thirty-one million eight hundred thousand (31,800,000) shares of the common stock of OCIS.

The transaction will be accomplished through the merger between Ecology and a wholly-owned subsidiary of OCIS (the "Merger"). Ecology will be the surviving company in the Merger becoming a wholly-owned subsidiary of OCIS. Prior to and in connection with the Merger, OCIS will split its stock on a 1.573255 to 1 basis so that for every share currently held, the OCIS shareholder will receive
1.573255 shares. This forward stock split results in an increase in the issued and outstanding shares of OCIS to approximately 1,600,000 shares. After the Merger, Ecology shareholders will own up to 31,800,000 shares of the post forward split shares of the common stock of OCIS and current shareholders will own approximately 1,600,000 shares of the post forward split shares of the common stock of OCIS. As a result of the Merger, Ecology shareholders will own approximately 95.2% of the common stock of OCIS and the current shareholders of OCIS will own approximately 4.8% of the common stock of OCIS, assuming OCIS issues 31,800,000 shares to Ecology shareholders.

The Merger is subject to certain closing conditions, including the approval of the Merger by the shareholders of both companies and Ecology must raise at least $4,000,000 of additional equity capital.

Ecology develops nano-engineered, ultra-violet curable coatings that are designed to drive efficiencies and clean processes in manufacturing. Ecology creates proprietary coatings with performance attributes by leveraging its platform of integrated nano-material technologies. Ecology collaborates with other companies to develop high- value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic and medical arenas.

ITEM 9.01 Financial statements and Exhibits

(c) Exhibits.

Exhibit 10.1 Agreement and Plan of Merger by and Among OCIS Corp., OCIS-EC,
              Inc. and Ecology Coatings, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                   OCIS Corp.


                                   By:   /s/Kirk Blosch
Date: May 9, 2007                        Kirk Blosch, CEO